Exhibit 10.13

Land Lease Contract - Jinmu

Party A: Caidian District Yuxian Town Qianjin Village Committee (hereinafter referred to as Party A):

Party B: Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (hereinafter referred to as Party B):

In order to promote the economic development, after Party A and Party B’s negotiation, Party A agrees to lease hilly land which is near Qianjin Primary School to Party B for construction of hoggery with ten thousand pigs, on the basis of mutual benefit and equal consultations, the contract is concluded for the purpose of joint compliance by both parties.

I. Rental Subject Matter and Area

From Qianjin Village new primary school to old primary school 80mu hilly land (including part of cultivated land, see layout plan for the specific scope); construction area of present classroom building of Qianjin Village new primary school is about 700 square meters, construction area of classroom building of old primary school is about 400 square meters.

II. Rental time: lease term of land and house is fifty years; rental time is calculated from the date of signing contract. Rental time of classroom building of new primary school is calculated from the date of Qianjin quarry transfer.

III. Rental Price: Price of land lease is paddy field 9.7mu, 200 Yuan per mu per year; dry land 10.54mu, 90 Yuan per mu per year; wasteland 52.76mu, 70 Yuan per mu per year, total amount of 50 years lease rent shall be calculated by actual measurement after construction; lease price of house is 3000 yuan RMB per year; lease price of old primary school is 1500 yuan RMB per year. Total rents of fifty years are 329090 yuan, previous Jinmu company has already fully paid up.

IV. During rental term of Party B, Party A shall not rent out to others.

V. During rental term, Party B can only be engaged on breeding production, feed processing, if altering use, the Party B shall get permission from Party A, does not make business for continuous three years, the Party A has the right to terminate the contract.

VI. Expiration of contract, the plant building invested and constructed by Party B shall be treated after reasonable negotiation from both parties by national policy. Party A has the right of pre-exemption; Party B has the right of bargain renewed option.

VII. During rental term, if encountered the change, adjustment of village leaders, the contract shall not be changed.

VIII. Party A and Party B’s Rights and Responsibilities

(1) Party A’s Rights and Responsibilities

1. Party A shall be responsible for relevant problems in leasing scope.

2. Party A shall try to establish good infrastructure for Party B, provide tap water connector for daily use for Party B within the scope of 200 meters; take charge of electric connection with power management department; maintain roads from Qianjin Road to Qianjin Primary School; allow Party B to drill well in the scope of lease.

3. Party B’s employment freedom of labour shall be guaranteed, on the same conditions, the Party A’s staff and resources could be prior used.

4. Party A shall be responsible for creating good public security, providing listing protection service of public security for Party B’s lawful operation.

5. Party A shall not allow other units to invest and establish stockbreeding farm within prescribed scope of jurisdiction.

(2) Party B’s Rights and Responsibilities

1. Party B should do legal and law-abiding business within the confines of the existing law and national policy.

2. Party B should pay agreement money on time.

3. During rental term, the Party has all right such as autonomy of production, employment independently and so on.

4. Party B’s production operation shall be in accordance with requirements of environmental protection. Production and living wastewater shall be discharged after achieving standards of treatment.

5. If Party B requires to purchase feed, on the same market price, Party B should give priority to purchase Party A’s agricultural products.

IX. Liability for Breach of Contract

1.	Both parties shall comply with the above agreement together, if either party who breaches of contract, the default party should pay 10% of subject matter amount by the contract.

2.	After agreement signature, either party is not allowed to terminate the contract unilaterally. If either party terminated the contract, the default party should compensate the counter party economic losses.

X. Unaccomplished matter in the contract, supplementary contract should be signed between the Party A and the Party B, the supplementary contract has the same legal force with this contract.

XI. This contract is in sextuplicate, the Party A and the Party B each holds two copies, the local government and land administration department of the Party A each holds one copy for filling. The contract shall enter into force from the signing and sealing date by both Parties.

Party A (Legal Representative):	Party B (Legal Representative):
Cai Xianping (signature)	Li Hanying (signature)

Wuhan City Caidian District Yuxian Town Qianjin	Wuhan Fengze Agricultural Science and
Village Committee (seal)	Technology Development Co., Ltd. (seal)

Date of Signature: Jan. 18, 2009